News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Senior Director, Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES RECOGNIZES 4TH QUARTER AND YEAR 2007 TAX BENEFITS

Filing 10-K Cures Nasdaq Staff Determination

CHANTILLY, Va., April 9, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today announced that it has recognized an additional $11.6 million in net tax benefit to fourth quarter and full year 2007 net income available to common shareholders. The Company has adjusted its previously disclosed results for the periods and filed its 2007 Annual Report on Form 10-K with the Securities and Exchange Commission.

Based on its earnings history and expectations over the next five years, the Company has determined that it is more likely than not to use the majority of its tax loss carry-forwards. As prescribed by SFAS No. 109, Accounting for Income Taxes, the Company has released most of its valuation allowance and has recognized an unreserved deferred tax asset of $33.8 million on its balance sheet dated December 31, 2007, out of a total remaining deferred tax asset of $39.7 million.

The $11.6 million additional benefit to earnings consists of a $13.7 million benefit from the Company’s release of valuation allowance, offset by the reduction of goodwill by a $1.4 million state tax loss sale previously recognized as a tax benefit. The Company also recognized $700,000 in additional tax provision to reconcile state tax loss carry-forwards, which reduced core net income. All these adjustments are non-cash and the Company continues to pay no material cash taxes.

The following summarizes the changes to previously announced preliminary fourth quarter and 2007 earnings results. There is no impact on revenue or the Company’s cash accounts.

Fourth Quarter 2007 Full Year 2007
Preliminary Final	Preliminary Final
Net Income (Loss) Available to Common ($ mil)		$0.6	$12.1	$(8.9)	$2.6

Per share		$0.02	$0.40	$(0.33)	$0.09

Core Net Income* ($ mil)		$3.9	$3.2	$7.9	$7.2

Per share		$0.13	$0.10	$0.27	$0.25

*The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing its operating results when viewed in conjunction with GAAP results. Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

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By filing its Annual Report on Form 10-K, Online Resources cured the delinquency for which it received a Nasdaq Staff Determination of potential delisting under Marketplace Rule 4310(c)(14) on April 2, 2008. The Company is now in compliance with the listing standard regarding filing of required reports.

About Online Resources
Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes more than $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing technology companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Consolidated Statement of Operations

(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED	DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Account presentation services	$2,296	$2,177	$8,998	$8,051
Payment services	29,806	22,554	104,228	65,500
Relationship management services	2,231	1,907	8,138	8,022
Professional services and other	3,765	2,756	13,768	10,163
Total revenues	38,098	29,394	135,132	91,736

Expenses:
Cost of revenues	18,099	13,115	64,083	41,317

Gross profit	19,999	16,279	71,049	50,419

General and administrative	7,808	5,513	28,933	19,780
Selling and marketing	5,904	6,195	23,446	18,009
Systems and development	2,597	2,520	9,196	7,382
Total expenses	16,309	14,228	61,575	45,171

Income from operations	3,690	2,051	9,474	5,248

Other (expense) income
Interest income	191	352	1,242	1,961
Interest expense and debt issuance costs	(2,653)	(2,996)	(6,848)	(5,953)
Loss on extinguishment of debt	—	—	(5,625)	—
Total other (expense) income	(2,462)	(2,644)	(11,231)	(3,992)

Income before income tax (benefit) provision	1,228	(593)	(1,757)	1,256
Income tax (benefit) provision	(13,077)	(31)	(12,703)	935

Net income (loss)	14,305	(562)	10,946	321
Preferred stock accretion	2,172	2,151	8,302	4,309
Net income (loss) available to common stockholders	$12,133	$(2,713)	$2,644	$(3,988)

Net income (loss) available to common stockholders per share
Basic	$0.42	$(0.11)	$0.10	$(0.16)
Diluted	$0.40	$(0.11)	$0.09	$(0.16)

Shares used in calculation of net income (loss) available to common stockholders per share:
Basic	28,764	25,719	27,153	25,546
Diluted	30,511	25,719	29,150	25,546

Reconciliation of net income (loss) to Ebitda (See Note 1):
Net income (loss)	$14,305	$(562)	$10,946	$321
Depreciation and amortization (incl. loss on disposal of assets)	5,478	4,656	19,991	12,772
Equity compensation expense	1,165	637	3,198	2,512
Other expense	2,462	2,644	11,231	3,992
Income tax (benefit) provision	(13,077)	(31)	(12,703)	935
Ebitda (See Note 1)	$10,333	$7,344	$32,663	$20,532

Reconciliation of net income (loss) available to common stockholders to core net income (See Note 2):
Net income (loss) available to common stockholders	$12,133	$(2,713)	$2,644	$(3,988)
Loss on extinguishment of debt	—	—	5,625	—
Preferred stock accretion related to redemption premium	385	402	1,468	804
Derivative fair market valuation	1,163	—	(355)	—
Escalation accrual fair market valuation adjustment	(565)	—	(1,145)	—
Deferred tax benefit	(13,694)	—	(13,694)	—
Equity compensation expense	1,165	637	3,198	2,512
Amortization of intangible assets	2,592	2,460	9,435	4,981
Core net income (see Note 2)	$3,179	$786	$7,176	$4,309

Notes:

1.	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a pro forma measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$22,362	$31,189
Restricted cash	1,535	4,884
Accounts receivable, net	24,825	14,291
Deferred implementation costs	1,459	1,598
Deferred tax asset	902	2,561
Debt issuance cost	372	890
Prepaid expenses and other current assets	4,229	2,653
Total current assets	55,684	58,066

Property and equipment, net	26,852	19,110
Deferred tax asset	32,914	11,635
Goodwill	184,300	168,085
Intangible assets	36,924	25,128
Deferred implementation costs, less current portion	1,628	1,015
Debt issuance cost, less current portion	782	3,116
Other assets	1,633	436
Total assets	$340,717	$286,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$22,534	$8,672
Deferred revenues	5,673	4,919
Deferred rent obligation	218	304
Notes payable, senior secured debt	9,562	-
Interest payable	72	2,688

Total current liabilities	38,059	16,583

Notes payable, senior secured debt, less current portion	75,438	85,000
Deferred revenues, less current portion	3,916	3,374
Deferred rent obligation, less current portion	2,539	2,144
Other long-term liabilities	53	4,047

Total liabilities	120,005	111,148

Redeemable convertible preferred stock	82,542	72,108

Stockholders’ equity	138,170	103,335
Total liabilities and stockholders’ equity	$340,717	$286,591

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED	DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating activities:
Net income	$10,946	$321
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(13,694)	(531)
Depreciation and amortization	19,811	12,772
Change in fair value of theoretical swap derivative	(1,145)	158
Change in fair value of stock price guarantee	(355)	-
Loss on cash flow hedge derivative security	350	-
Loss on disposal of assets	180	1
Loss on short-term investment	117	-
Benefit from losses on accounts receivable	(12)	(21)
Write off and amortization of debt issuance costs	4,330	445
Equity compensation expense	3,198	2,512
Changes in operating assets and liabilities, net of acquisitions	(5,501)	1,353

Net cash provided by operating activities	18,225	17,010

Investing activities:
Purchases of property and equipment	(16,360)	(9,823)
Purchase of short-term investments	(10,167)	(965)
Sales of short-term investments	1,880	-
Acquisition of Princeton eCom Corporation, net of cash acquired	-	(184,362)
Acquisition of Internet Transaction Solutions, Inc., net of cash acquired	(12,220)	-

Net cash used by investing activities	(36,867)	(195,150)

Financing activities:
Proceeds from the issuance of common stock	3,998	3,486
Purchase of derivative	(121)	(455)
Sale of derivative	22	—
Debt issuance costs and prepayment penalty on refinancing of long-term debt	(3,179)	-
Borrowing under 2006 senior secured notes	-	80,549
Net proceeds from issuance of preferred stock	-	69,912
Repayment of 2006 senior secured notes	(85,000)	-
Borrowing under 2007 senior secured notes	85,000	-
Repayment of capital lease obligations	(40)	(27)

Net cash provided by financing activities	680	153,465

Net decrease in cash and cash equivalents	(17,962)	(24,675)
Cash and cash equivalents at beginning of period	31,189	55,864
Cash and cash equivalents at end of period	$13,227	$31,189